UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 7, 2011 (March 6, 2011)
TOMOTHERAPY INCORPORATED
(Exact name of registrant as specified in its charter)

Wisconsin	001-33452	39-1914727

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1240 Deming Way Madison, Wisconsin	53717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (608) 824-2800
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
On March 6, 2011, TomoTherapy Incorporated, a Wisconsin corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Accuray Incorporated, a Delaware corporation (“Parent”), and Jaguar Acquisition, Inc., a Wisconsin corporation and wholly owned subsidiary of Parent (“Merger Sub”).
Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of the Company, par value $0.01 per share (“Company Common Stock”) (other than shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of the Company) will be converted into the right to receive (i) $3.15 in cash, without interest, and (ii) 0.1648 shares of the common stock of Parent, par value $0.001 per share (“Parent Common Stock”).
At the Effective Time, each outstanding option to purchase shares of Company Common Stock (“Company Stock Option”) will be converted into an option to purchase shares of Parent Common Stock (a “Parent Option”), on the same terms and conditions as were applicable immediately prior to the Effective Time. The number of shares of Parent Common Stock subject to each Parent Option will be equal to the number of shares of Company Common Stock subject to the related Company Stock Option immediately prior to the Effective Time multiplied by the Company Stock Option Exchange Ratio, rounded down, if necessary, to the nearest whole share of Parent Common Stock, and such Parent Option will have an exercise price per share (rounded up to the nearest whole cent) equal to the exercise price per share of Company Common Stock divided by the Company Stock Option Exchange Ratio, in each case subject to adjustment in order to comply with certain provisions of the Internal Revenue Code of 1986, as amended, and to ensure that the number of shares of Parent Common Stock subject to Parent Options, together with all shares of Parent Common Stock issuable in the Merger, is below certain thresholds. “Company Stock Option Exchange Ratio” is defined as the sum of (a) $3.15 divided by the volume weighted average of the daily closing prices per share of Parent Common Stock on the Nasdaq Global Select Market for the five consecutive trading days ending on and including the trading day immediately preceding the Effective Time plus (b) the number of shares of Parent Common Stock to which each share of Company Common Stock is entitled in the Merger.
At the Effective Time, each outstanding share of restricted stock of the Company (other than shares held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any subsidiary of the Company) will be converted into the right to receive (A) $3.15 in cash, without interest, and (B) 0.1648 shares of Parent Common Stock (such amount in cash and stock, the “Merger Consideration”). However, the stock portion of the Merger Consideration payable to holders of shares of restricted stock of the Company will continue to have the same vesting and forfeiture provisions and the cash portion of the Merger Consideration payable to holders of shares of restricted stock of the Company will not be payable until the date such restricted shares would have become vested under the vesting schedule in place for such shares immediately prior to the Effective Time (subject to the same terms and conditions, including any vesting or forfeiture provisions or repurchase rights, but taking into account any acceleration thereof provided for in the applicable plan, related award document or any other agreement).
Completion of the Merger is subject to certain closing conditions, including the approval of the Company’s shareholders, receipt of antitrust approval, receipt by the Company of certain third-party consents and the deposit by the Company of $65,000,000 in cash into a Company account with the exchange agent.
The Merger Agreement contains certain termination rights of the Company and Parent. Upon a termination of the Merger Agreement under certain circumstances, the Company will be required to pay a termination fee of $8,000,000. If the Merger Agreement is terminated by the Company or Parent under certain other circumstances, the Company will be required to pay expenses incurred by Parent or Merger Sub or on their behalf, in an amount not to exceed $1,500,000. In no event will the Company be required to pay both the termination fee and Parent’s and Merger Sub’s expenses.
Concurrently with the execution of the Merger Agreement, all of the Company’s executive officers and directors entered into a Support Agreement with Parent, pursuant to which they agreed, in their capacity as shareholders of the Company, to vote the shares beneficially owned by them in favor of the Merger, which shares represented approximately 11% of the outstanding shares of Company Common Stock as of February 28, 2011.

The foregoing summaries of the Merger Agreement and the Support Agreement, and the transactions contemplated thereby, do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed herewith as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It contains certain representations, warranties and covenants of the Company, which were made for purposes of the Merger Agreement and are subject to qualifications and limitations agreed to by the parties. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Parent. Accordingly, investors should not rely on the representations, warranties or covenants in the Merger Agreement as characterizations of the actual state of facts about the Company.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
Employment Agreement Amendment. On March 6, 2011, the Company and Brenda S. Furlow, Vice President and General Counsel of the Company, entered into a Second Amendment to Employment Agreement (the “Amendment”). The Amendment provides for tax “gross-up” payments with respect to excise tax liability, if any, under Internal Revenue Code Section 4999 related to Section 280G excess parachute payments.
The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.
2007 Award Determination. On March 6, 2011, in accordance with the Company’s 2007 Equity Incentive Plan, as amended (the “2007 Plan”), the Board of Directors of the Company approved certain modifications to the treatment of outstanding options and awards under the 2007 Plan. As a result, if any person, who, as of immediately prior to the Effective Time is an employee, officer or director of the Company, then ceases to be employed by, or to provide services to, the Company and its affiliates due to a termination of such employment or services by the Company or its affiliates without Cause within one year after the Effective Time, all of such person’s awards that were outstanding under the 2007 Plan as of the Effective Time will immediately become fully vested and, in the case of outstanding options to purchase Company Common Stock, become exercisable. For these purposes, “Cause” is defined as a termination of employment or service due to the occurrence of one or more of the events set forth below which, with respect to an event specified in clause (A) or (E) below, if curable, the holder has not cured within 14 days after such holder has received written notice from the Company, Parent or their affiliates specifying with reasonable particularity such occurrence: (A) the holder’s failure or willful refusal to comply in any material respect with lawful Company employment policies or directives, (B) the holder’s material breach of the Confidentiality Agreement and Assignment of Inventions Agreement or similar agreement between the holder and Parent or the Company, (C) the holder’s commission of willful misconduct or an act of fraud, theft or embezzlement against the Company, Parent or any of their affiliates, (D) the holder’s conviction or plea of nolo contendere to any felony or any other crime involving moral turpitude or (E) the holder’s repeated failure to substantially perform the duties and responsibilities of the holder’s position. The Board of Directors of the Company further determined that for purposes of the foregoing, the Company shall be deemed to have terminated the services of each member of the Board without Cause as of the Effective Time.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On March 6, 2011, the Board of Directors of the Company approved an amendment to Section 2.01 of the Company’s Amended and Restated Bylaws, effective immediately. As amended, Section 2.01 provides as follows:
The annual shareholders’ meeting for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be held at such date and time as may from time to time be designated by resolution passed by the board of directors.

Prior to the amendment, the Company’s Amended and Restated Bylaws provided that the Company’s annual shareholders’ meeting must be held within 30 days of the first Friday of April each year.
A complete copy of the Amended and Restated Bylaws, as amended, is included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure
On March 7, 2011, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
The information contained in, or incorporated into, this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.
Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, Parent will file with the Securities and Exchange Commission ) (the “SEC”) a registration statement on Form S-4 and the Company will mail a proxy statement to its shareholders, and each will also be filing other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to the Company’s shareholders. Shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company and Parent, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the filings with the SEC that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Brenda S. Furlow, Vice President and General Counsel, TomoTherapy Incorporated, 1212 Deming Way, Madison, Wisconsin, 53717, (608) 824-2800.
Participants in the Solicitation
The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its 2010 annual meeting of shareholders and the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on March 22, 2010 and March 3, 2011, respectively. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits

Number	Description
2.1	Agreement and Plan of Merger, dated as of March 6, 2011, among Parent, Merger Sub and the Company*

3.2	Amended and Restated Bylaws of the Company, as amended on March 6, 2011

10.1	Second Amendment to Employment Agreement, dated as of March 6, 2011, by and between the Company and Brenda S. Furlow

99.1	Support Agreement, dated as of March 6, 2011, among Parent and the shareholders party thereto

99.2	Press release issued by the Company on March 7, 2011

*	Pursuant to Regulation S-K Item 601(b)(2), the exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any of such materials to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOMOTHERAPY INCORPORATED
By:	/s/ Thomas E. Powell
	Name:	Thomas E. Powell
	Title:	Chief Financial Officer and Treasurer
Date: March 7, 2011

EXHIBIT INDEX

Number	Description

2.1	Agreement and Plan of Merger, dated as of March 6, 2011, among Parent, Merger Sub and the Company*

3.2	Amended and Restated Bylaws of the Company, as amended on March 6, 2011

10.1	Second Amendment to Employment Agreement, dated as of March 6, 2011, by and between the Company and Brenda S. Furlow

99.1	Support Agreement, dated as of March 6, 2011, among Parent and the shareholders party thereto

99.2	Press release issued by the Company on March 7, 2011

*	Pursuant to Regulation S-K Item 601(b)(2), the exhibits and schedules have been omitted. The Company agrees to furnish supplementally a copy of any of such materials to the Securities and Exchange Commission upon request.